Exhibit 99.1

Morphic Therapeutic Announces Appointment of Dr. Martin W. Edwards as Member of its Board of Directors

WALTHAM, Mass. – December 4, 2020 – Morphic Therapeutic (Nasdaq: MORF), a biotechnology company developing oral integrin therapies, today announced the appointment of Dr. Martin W. Edwards, to its Board of Directors. Dr. Edwards is a veteran leader in the drug development industry, recently retiring as a Senior Partner at Novo Ventures, the venture capital arm of Novo Holdings A/S, and currently a Director of several public biotechnology companies.

“Martin has a track record of success and leadership spanning the entire spectrum of drug development. He now brings his insight and experience to Morphic at an auspicious time as we are developing a portfolio of integrin-targeted drug candidates across a broad range of indications and stages of development,” said Gustav Christensen, Chairman of the Morphic Board of Directors. “On behalf of the entire Morphic Team, I welcome Martin and look forward to his contributions.”

“Morphic Therapeutic has the unique capability to create oral therapeutics targeting the integrin receptors which have vast therapeutic potential,” commented Dr. Edwards. “The MInT Platform has produced candidates to treat a variety of different disease and now is a particularly important time for the company as MORF-057 progresses in Phase 1 trials.”

Dr. Edwards is currently Chairman of KalVista Pharmaceuticals, Inc., and a member of the Board of Directors of Reata Pharmaceuticals, Inc., Verona Pharma PLC, and Inozyme Pharma, Inc. He recently retired as Senior Partner at Novo Holdings A/S. Prior to joining Novo Holdings A/S, Dr. Edwards was the Chief Executive Officer of ReNeuron Holdings. Prior to ReNeuron Holdings, Dr. Edwards was Corporate Vice President and Head of Drug Development for Novo Nordisk A/S, where he was responsible for all aspects of pre-clinical and clinical drug development. Earlier, he worked as Vice President Pharmacology and Medical Affairs of ZymoGenetics Inc. and then as Senior Vice President for Medical Affairs at Novo Nordisk USA. Dr. Edwards trained in physiology and medicine in Manchester, UK. He was elected as a Member of the Royal Colleges of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine and holds an MBA from the University of Warwick.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and to obtain regulatory approvals for MORF-057 and other candidates in development, and the ability of MORF-057 and other candidates in development to treat serious chronic diseases.

Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to develop, obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Morphic Therapeutic

Chris Erdman

chris.erdman@morphictx.com

617.686.1718

Media Contact

Tom Donovan, Ten Bridge Communications

tom@tenbridgecommunications.com

857.559.3397